UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2018

Rodin Global Property Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-214130	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

Distributions Declared

On February 14, 2018, the board of directors of Rodin Global Property Trust, Inc. (the “Company”) authorized, and the Company declared, distributions for the period from February 15, 2018 to May 14, 2018, in an amount equal to $0.004253787 per day per share (or approximately $1.55 on an annual basis). Distributions will be payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

Net Asset Value

On February 14, 2018, the Company’s board of directors approved an estimated net asset value as of December 31, 2017 of $24.95 per share for Class A Shares and Class I Shares and $24.93 per share for Class T Shares. The calculation of the Company’s estimated net asset value was performed by Robert A. Stanger & Co., Inc., the Company’s independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus.

The determination of NAV involves a number of assumptions and judgments, including estimates of the Company’s advisor’s interest in disposition proceeds (if any). These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $24.95 per share of Class A and I common stock or $24.93 for Class T common stock if the Company were to liquidate or engage in another type of liquidity event today. In particular, the Company’s December 31, 2017 NAV is not based on a full appraisal of the fair market value of the Company’s real estate portfolio at that date and does not consider fees or expenses that may be incurred in providing a liquidity event. The Company believes the methodology of determining the its NAV conforms to the Investment Program Association’s Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and is prepared in accordance with the procedure described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. In addition, the Company’s board of directors periodically reviews the Company’s NAV policies and procedures.

The purchase price per share for each class of the Company’s common stock will generally equal the prior quarter’s NAV per share, as determined quarterly, plus applicable selling commissions and dealer manager fees. The NAV for each class of shares is based on the value of the Company’s assets and the deduction of any liabilities, and any distribution fees applicable to such class of shares.

The following table provides a breakdown of the major components of the Company’s NAV:

Components of NAV	December 31, 2017
Investment in real estate	$7,936,508
Investment in real estate-related assets	12,405,236
Cash and cash equivalents	7,657,025
Other assets	267,755
Debt obligations	(4,525,211)
Due to related parties	(1,607,002)
Accounts payable and other liabilities	(402,024)
Distribution fee payable the following month(1)	(4,396)
Sponsor Support repayment / special unit holder interest in liquidation	—

Net Asset Value	$21,727,891

Number of outstanding shares	870,904

Note:

(1)	Distribution fee only relates to Class T Shares.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$15,545,251	$7,323,881	$5,397,392	$28,266,524
Distribution fees due and payable	—	(4,396)	—	(4,396)
Debt obligations	(2,488,652)	(1,172,486)	(864,073)	(4,525,211)
Due to related parties	(883,775)	(416,376)	(306,851)	(1,607,002)
Accounts payable and other liabilities	(221,094)	(104,165)	(76,765)	(402,024)

Quarterly NAV	$11,951,730	$5,626,458	$4,149,703	$21,727,891
Number of outstanding shares	478,956	225,652	166,296	870,904

NAV per share	$24.95	$24.93	$24.95

The following table reconciles stockholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholders’ Equity to NAV	December 31, 2017
Stockholders’ equity under U.S. GAAP	$18,987,993
Adjustments:
Unrealized appreciation of real estate-related assets	2,360,099
Organization and offering costs	223,014
Acquisition costs	(68,855)
Deferred financing costs	(81,936)
Accrued distribution fee(1)	216,041
Accumulated depreciation and amortization	116,746
Fair value adjustment of debt obligations	(25,211)

NAV	$21,727,891

Note:

(1)	Accrued distribution fee only relates to Class T Shares.

The following details the adjustments to reconcile GAAP stockholders’ equity to the Company’s NAV:

Unrealized appreciation of real estate-related assets

The Company’s investments in real estate-related assets are presented at historical cost, including acquisition costs, in the Company’s GAAP consolidated financial statements. As such, any increases in the fair market value of the Company’s investments in real estate are not included in the Company’s GAAP results. For purposes of determining the Company’s NAV, the Company’s investments in real estate are recorded at fair value.

Organization and offering costs

The Company’s advisor has agreed to pay the Initial O&O costs on the Company’s behalf through May 18, 2018, the Escrow Break Anniversary. Such costs will be reimbursed to the Company’s advisor, ratably, by the Company, over 36 months beginning on May 19, 2018, subject to a maximum of 1% of gross offering proceeds of the IPO. Under U.S. GAAP, the Company’s reimbursement liability pertaining to the Initial O&O costs is recorded as Due to related parties in the Company’s consolidated balance sheet. For NAV, such costs will be recognized as a reduction in NAV as they are reimbursed.

Acquisition costs

The Company capitalizes acquisition costs incurred with the acquisition of its investment in real estate in accordance with GAAP. Such acquisition costs are not included in the value of real estate investments for purposes of determining NAV.

Deferred financing costs

Costs incurred in connection with obtaining financing are capitalized and amortized over the term of the related loan in accordance with GAAP. Such deferred financing costs are not included in the value of debt for purposes of determining NAV.

Accrued distribution fee

Accrued distribution fee represents the accrual for the full cost of the distribution fee for Class T Shares. Under U.S. GAAP the Company accrued the full cost of the distribution fee as an offering cost at the time it sells the Class T Shares. For purposes of NAV the Company recognizes the distribution fee as a reduction of NAV on a quarterly basis as such fee is paid.

Accumulated depreciation and amortization

The Company depreciates its investments in real estate and amortizes certain other assets and liabilities in accordance with GAAP. Such depreciation and amortization is not considered for purposes of determining NAV.

Fair value adjustment of debt obligations

The Company’s debt obligations are presented at historical cost in the Company’s GAAP consolidated financial statements. As such, any increases in the fair value of the Company’s debt obligations are not included in the Company’s GAAP results. For purposes of determining the Company’s NAV, the Company’s debt obligations are presented at fair value.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to the Company’s December 31, 2017 NAV for a change in the going-in capitalization rate used in the DST Properties Appraisal together with a 5% change in the discount rates used to value the Company’s long-term debt and the DST Properties Mortgage Debt:

Sensitivity Analysis	Range of NAV (Class A & I)			Range of NAV (Class T)
	Low	Concluded	High	Low	Concluded	High
Estimated Per Share NAV	$22.98	$24.95	$26.93	$22.96	$24.93	$26.91
Capitalization Rate — DST Properties	5.78%	5.50%	5.23%	5.78%	5.50%	5.23%
Discount Rate — Long-Term Debt	4.31%	4.10%	3.90%	4.31%	4.10%	3.90%
Discount Rate — DST Properties Mortgage Debt	4.78%	4.55%	4.32%	4.78%	4.55%	4.32%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: February 14, 2018	By:	/s/ Kenneth Carpenter
Name: Kenneth Carpenter
Title: President